UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 13, 2004

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard Suite 400 Arlington, Virginia 22209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 526-5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)                                 On September 13, 2004, the Board of Directors of The Mills Corporation (the general partner of The Mills Limited Partnership) appointed Colombe M. Nicholas as a director of The Mills Corporation to fill a vacancy on its Board.  The Board affirmatively determined that Ms. Nicholas is an independent director in accordance with the listing standards of the New York Stock Exchange and the company's Corporate Governance Guidelines.  There are no arrangements or understandings between Ms. Nicholas and any other person pursuant to which Ms. Nicholas was selected as a director.  Ms. Nicholas has no family relations with any of our directors or officers.  At this time, Ms. Nicholas does not serve on any committees of the Board.

In connection with her appointment as a director, we granted Ms. Nicholas 333 shares of the company's restricted common stock and stock options to purchase 1,000 shares of our common stock, par value $0.01 per share.  The shares of restricted stock vest 50% on January 1, 2005, with the balance vesting on January 1, 2006.  The options vest 50% on September 14, 2007, with the balance vesting on September 14, 2008 and have an exercise price of $50.10 per share.

Ms. Nicholas is a former president and chief executive officer of Anne Klein Group and Christian Dior New York, and former president and chief operating officer of Giorgio Armani Fashion Corporation.  She currently serves on the Board of Directors of Tandy Brands Accessories, Inc. and SOLA International, Inc.  She also is a member of the Board of Trustees of the University of Dayton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

	By:	/s/ Mark Ettenger
Name: Mark Ettenger
Title: President

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

/s/ Mark Ettenger
Name: Mark Ettenger
Title: President

Date: September 17, 2004